CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and ANDREW B. SHOUP, Chief Administrative Officer of Smith Barney Trust II - Smith Barney Capital Preservation Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                   Chief Administrative Officer
Smith Barney Trust II -                   Smith Barney Trust II -
Smith Barney Capital Preservation Fund    Smith Barney Capital Preservation Fund



/s/ R. Jay Gerken                           /s/ Andrew B. Shoup
---------------------------                 -----------------------
R. Jay Gerken                               Andrew B. Shoup
Date: December 22, 2003                     Date: December 22, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.